WRITTEN INSTRUMENT AMENDING THE
                              DECLARATION OF TRUST
                                       OF
                             TEMPLETON INCOME TRUST

         This Amendment to the Declaration of Trust ("Declaration") of Templeton Income Trust (the "Trust") is made this 17th day of December, 1998 by the parties signatory hereto, as Trustees of the Trust (the "Trustees").

                                   WITNESSETH

         WHEREAS, the Declaration of Trust was made on June 16, 1986; amended on September 30, 1987 and filed October 1, 1987; amended on February 24, 1995 and filed April 25, 1995; amended on February 22, 1996 and filed May 15, 1996; and the Trustees now desire to further amend the Declaration and change the name of the Trust's classes of Shares thereof; and

         WHEREAS, the Declaration, as amended pursuant to the Establishment and Designation of Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, dated February 24, 1995 and a Written Instrument dated February 22, 1996 provides that the Trustees shall have the right at any time to change the designation of any class of Shares, provided that such change shall not adversely affect the rights of the Shareholders of such class; and

         WHEREAS, the Trustees have determined that the following amendment to the Declaration shall not adversely affect the rights of the Shareholders of any classes of Shares of the Trust;

         NOW, THEREFORE, the Trustees hereby redesignate the classes of Shares previously designated the "Templeton Global Bond Fund Class I" and "Templeton Global Bond Fund Class II" Shares pursuant to a Written Instrument dated February 22, 1996 amending the Declaration as the "Templeton Global Bond Fund Class A" and "Templeton Global Global Bond Fund Class C" Shares, respectively.

         This document may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall be deemed to be a single document.

         IN WITNESS WHEREOF, the undersigned have executed this instrument this 17th day of December, 1998.



/s/HARRIS J. ASHTON
------------------------------------
Harris J. Ashton, Trustee


/s/NICHOLAS F. BRADY
------------------------------------
Nicholas F. Brady, Trustee


/s/S. JOSEPH FORTUNATO
------------------------------------
S. Joseph Fortunato, Trustee


/s/JOHN WM. GALBRAITH
------------------------------------
John Wm. Galbraith, Trustee


/s/ANDREW H. HINES, JR.
------------------------------------
Andrew H. Hines, Jr., Trustee


/s/CHARLES B. JOHNSON
------------------------------------
Charles B. Johnson, Trustee


/s/BETTY P. KRAHMER
------------------------------------
Betty P. Krahmer, Trustee


/s/GORDON S. MACKLIN
------------------------------------
Gordon S. Macklin, Trustee


/s/FRED R. MILLSAPS
------------------------------------
Fred R. Millsaps, Trustee


PAGE


                                   CERTIFICATE

                  Pursuant to Section 10.1 of the Declaration, the undersigned Trustee hereby acknowledges and certifies that this Amendment to the Declaration of Templeton Income Trust is made in accordance with the provisions of the Declaration and shall become effective on or about January 1, 1999.

                  IN WITNESS WHEREOF, the undersigned has executed this instrument this 17th day of December, 1998.


                                       /s/ANDREW H. HINES, JR.
                                       -----------------------------------
                                        Andrew H. Hines, Jr., Trustee